AUDIOVOX CORPORATION
                  Computation of Income (Loss) Per Common Share
                  Years Ended November 30, 1996, 1995 and 1994
                      (In thousands, except per share data)

                                                                     1996              1995               1994
                                                                   ---------         ---------          --------

Primary earnings:
   Income (loss) before cumulative effect of a change

     in an accounting principle                                    $(26,469)         $(11,883)          $26,206
   Cumulative effect of change in accounting principle                    -                 -              (178)
                                                                   ---------         ---------          --------
   Net income (loss)                                               $(26,469)         $(11,883)          $26,028
                                                                   =========         =========          =======


   Shares
     Weighted average number of common shares
       outstanding                                                    9,398             9,039             9,037
     Additional shares assuming conversion of:
       Stock options, performance share awards, and
         warrants                                                         -                 -                69
                                                                   ---------          --------          -------
     Weighted average common shares outstanding, as
       adjusted                                                       9,398             9,039             9,106
                                                                   =========          ========          =======

   Primary earnings per common share:

     Before cumulative effect                                      $  (2.82)          $ (1.31)          $  2.88
     Cumulative effect                                                    -                 -           $ (0.02)
                                                                   ---------          --------          --------
       Net income (loss)                                           $  (2.82)          $ (1.31)          $  2.86
                                                                   =========          ========          =======


Fully diluted earnings*:
   Income (loss) before cumulative effect of a change
     in an accounting principle                                           -                 -           $26,206
   Net interest expense related to convertible debt                       -                 -             2,074
                                                                   ---------          --------          -------

   Income before cumulative effect of a change in an
     accounting principle                                                 -                 -            28,280
   Cumulative effect of change in accounting principle                    -                 -              (178)
                                                                   ---------          --------          --------
   Net income (loss) applicable to common stock                           -                 -           $28,102
                                                                   =========          ========          =======

   Shares
     Weighted average number of common shares
       outstanding                                                        -                 -             9,037
     Additional shares assuming conversion of:
       Stock options, performance share awards, and
         warrants                                                         -                 -                88
       Convertible debentures                                             -                 -             3,644
                                                                   ---------          --------          -------

     Weighted average common shares outstanding, as
       adjusted                                                           -                 -            12,769
                                                                   =========          ========          =======

   Fully diluted earnings per common share:
     Before cumulative effect                                             -                 -           $  2.21
     Cumulative effect                                                    -                 -           $ (0.01)
                                                                   ---------          --------          --------
       Net income (loss)                                                  -                 -           $  2.20
                                                                   =========          ========          =======


*The Company did not compute fully-diluted earnings per share as the addition of potentially dilutive securities would result in anti-dilution.


NOTE: Certain amounts have been restated as discussed in Note 8 to the consolidated financial statements.


                                   Exhibit 11